Exhibit 5.1

[Letterhead of Osler, Hoskin & Harcourt LLP]

December 6, 2016

Bank of Montreal

21st Floor, 1 First Canadian Place

Toronto, ON M5X 1A1

Dear Sirs/Mesdames:

We have acted as counsel to Bank of Montreal (the “Bank”), a Canadian bank chartered under the Bank Act (Canada), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) to be filed by the Bank on or about December 6, 2016 with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, relating to the issuance by the Bank of up to 500,000 common shares of the Bank (the “Shares”) that may be issued from time to time pursuant to the Bank’s Shareholder Dividend Reinvestment and Share Purchase Plan with an effective date of January 27, 2015 (the “Plan”).

We have examined but did not participate in the preparation of: (i) the Registration Statement of the Bank on From F-3 dated December 6, 2016; (ii) the Prospectus of the Bank included in the Registration Statement, dated December 6, 2016; (iii) the Amended and Restated By-laws of the Bank, dated January 25, 2011; and participated in the preparation of the resolution of the directors of the Bank relating to the allotment and reservation for issuance of the Shares pursuant to the Plan, dated October 25, 2016. In connection with the opinions expressed herein, we have considered such questions of law and have examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary to enable us to express the opinions hereinafter set forth. In such examinations, we have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic or facsimile copies.

On the basis of the foregoing, we are of the opinion that when the Shares shall have been issued as contemplated in the Plan, including the receipt by the Bank of the consideration therefor, the Shares will be validly issued, fully paid and non-assessable.

We express no opinion herein as to any laws or any matters governed by any laws other than the laws of the Province of Ontario and the federal laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP

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